ANI Pharmaceuticals Acquires Lithobid® Extended Release Tablets from Noven Therapeutics

BAUDETTE, Minn., July 1, 2014 /PRNewswire/ -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) today announced that it has acquired the NDA for Lithobid® (lithium carbonate extended release 300 mg tablets) from Noven Therapeutics, LLC. Total consideration for the product was $12 million including an $11 million upfront payment and a $1 million future milestone payment. ANI is expected to launch Lithobid® in July 2014 under its own label. The transaction is immediately accretive and is expected to generate approximately $4 million in revenues and $3.9 million in non-GAAP EBITDA annually.

Arthur S. Przybyl, ANI's President and CEO stated, "We are excited to add Lithobid® to our portfolio of mature brand products. Prior to the acquisition, ANI contract manufactured Lithobid®, which allows us to immediately launch ANI-labeled product. This transaction represents our second mature brand acquisition and underscores our strategy of augmenting internal generic product development efforts with acquisitions and partnerships for late stage ANDA products and mature brands."

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions with respect to future operations and products and the timing or success of the introduction thereof, the anticipated financial position, operating results and growth prospects of the Company, the value of the Company's pipeline or the size of potential markets therefore, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, subject to change. You should not place undue reliance on those statements because they are subject to numerous uncertainties, risks and other factors relating to the Company's operations and business environment and other factors, all of which are difficult to predict and many of which are beyond the Company's control.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may in the future face increased difficulty in importing raw materials and/or increased competition for its Esterified Estrogen with Methyltestosterone Tablet product; competitive conditions for the Company's other products may intensify; the Company may be required to seek the approval of the U.S. Food and Drug Administration ("FDA") for its unapproved products or withdraw such products from the market; general business and economic conditions; the Company's expectations regarding trends in markets for the Company's current and planned products; the Company's future cash flow and its ability to support its operations; the Company's ability to obtain additional financing as needed; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; and the marketing success of the Company's licensees or sublicensees.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as its proxy statement/prospectus, filed with the Securities and Exchange Commission on May 8, 2013. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. ANI undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:
Arthur S. Przybyl
(218) 634-3608
arthur.przybyl@anipharmaceuticals.com